Exhibit 10.1
DISNEY CORPORATE SERVICES CO., LLC
500 South Buena Vista Street
Burbank, California 91521

December 21, 2023

Mr. Horacio E. Gutierrez
Senior Executive Vice President,
General Counsel and Chief Compliance Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

RE: Amendment to that certain Employment Agreement, dated as of December 21, 2021, by and between Disney Corporate Services Co., LLC and Horacio E. Gutierrez, as amended (the “Employment Agreement”); and to that certain Indemnification Agreement, dated as of December 21, 2021, by and between The Walt Disney Company and Horacio E. Gutierrez, as amended (the “Indemnification Agreement”)

Dear Mr. Gutierrez:
This letter agreement will confirm that the Employment Agreement is hereby amended as follows, effective on the date hereof.
1.The first sentence of Paragraph 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company, for the period commencing as of February 1, 2022 (the “Commencement Date”) and ending on December 31, 2026 (or such earlier date as shall be determined pursuant to Paragraph 5).
2.The first two sentences of Paragraph 2 of the Employment Agreement are hereby deleted in their entirety and replaced with the following:
During the Employment Period, Executive shall serve as Senior Executive Vice President, Chief Legal and Compliance Officer, The Walt Disney Company, and in such other positions with the Company and its subsidiaries consistent with Executive’s position as Senior Executive Vice President, Chief Legal and Compliance Officer as the Company reasonably may assign. In such capacity, Executive shall report solely and directly to the Chief Executive Officer of the Company.

3.The first two sentences of Paragraph 3(a) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:
Effective on January 1, 2024, Executive shall receive an annual base salary of $1,500,000. Subsequent salary amounts shall be determined by the Company in its sole discretion; provided, however, that none of such subsequent annualized salaries shall be less than $1,500,000.

4.The second sentence of Paragraph 3(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
Commencing with Company’s 2024 fiscal year, Executive shall receive an annual award with a target accounting award value (which value shall be as determined in accordance with the policies and practices generally applicable to the most senior executives of Company) of six hundred percent (600%) of Executive’s Base Salary as expected to be in effect at the end of such fiscal year; it being understood that the form of the award shall be determined by the Compensation Committee and such form shall be subject to the terms of the applicable plan or plans of the Company.
5.The definition of “Scheduled Expiration Date” in Paragraph 5(e) of the Employment Agreement is hereby deleted and replaced with the following:

“Scheduled Expiration Date” means December 31, 2026.
6.References to “Senior Executive Vice President, General Counsel and Chief Compliance Officer, The Walt Disney Company” in the definition of “Termination for Good Reason” in Paragraph 5(e) of the Employment Agreement are hereby deleted and replaced with “Senior Executive Vice President, Chief Legal and Compliance Officer, The Walt Disney Company.”
7.The reference to “Senior Executive Vice President, General Counsel and Chief Compliance Officer, The Walt Disney Company” in the third paragraph of the Indemnification Agreement is hereby deleted and replaced with “Senior Executive Vice President, Chief Legal and Compliance Officer, The Walt Disney Company.”

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As amended hereby, the Employment Agreement and the Indemnification Agreement shall continue in full force and effect in accordance with their terms.
If the foregoing accurately reflects your understanding of our mutual agreement, please so indicate in the space provided below and return an executed copy hereof to us at your earliest convenience.

Very truly yours,

DISNEY CORPORATE SERVICES CO., LLC

By:	/s/ Sonia Coleman
Title:	Authorized Signatory
Date:	December 21, 2023

ACCEPTED AND AGREED TO:

/s/ Horacio Gutierrez
Horacio Gutierrez

Date:	December 21, 2023

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